AMENDED AND RESTATED CARLYLE GOLF, INC.
                    STOCK PURCHASE AND REDEMPTION AND
                    NONQUALIFIED STOCK OPTION PLAN FOR
                  CLUB PROFESSIONALS AND PGA TOUR PLAYERS

                              APRIL 11, 1994


                             PART A - PURPOSE

     The purpose of the CARLYLE GOLF, INC. (the "Company") Amended and Restated Stock Purchase and Redemption and Nonqualified Stock Option Plan (the "Amended and Restated Plan") is (i) to provide incentives to certain Club Professionals and PGA Tour Players ("Players") to promote the financial success and progress of the Company by granting Players options to purchase shares of stock of the Company ("Option"), as set forth in Part C hereof, and (ii) to provide for the transfer of property, in the form of shares of common stock of the Company, to Players in connection with their performance of services for the Company ("Stock Grant"), as set forth in Part D hereof.

                        PART B - GENERAL PROVISIONS

     Section 1. Applicability. The provisions of this Part B shall apply to both Stock Grants and Options granted pursuant to the Amended and Restated Plan and to Stock Grants granted pursuant to the Company's Stock Purchase and Redemption Plan as Amended May 1, 1993 (the "Previous Plan") (collectively, "the Plan").

     Section 2. Administration. The Plan shall be administered by a committee comprised of two or more independent outside directors designated by the Board of Directors of the Company (the "Committee"). Any action of the Committee shall be taken by majority vote or the unanimous written consent of the Committee members.

     Section 3. Authority of Committee. Subject to other provisions of the Plan, and with a view towards furtherance of its purpose, the Committee shall have sole authority and absolute discretion:

              a. to construe and interpret the Plan;

              b. to define the terms used herein;

              c. to prescribe, amend and rescind rules and regulations
                 relating to the Plan;

              d. to determine the persons to whom Stock Grants and/or
                 Options shall be granted under the Plan;

              e. to determine the time or times at which Stock Grants
                 and/or Options shall be granted under the Plan;

              f. to determine the number of shares included in Stock
                 Grants and the number of shares subject to each Option, the price and the duration of each Option;

              g. to determine all of the other terms and conditions of
                 Stock Grants and Options; and

              h. to make all other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan.

All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

     Section 4. Maximum Number of Shares Subject to the Plan. The maximum aggregate number of shares of common stock subject to the Plan shall be 1,010,000 (after the 2 for 1 reverse stock split effective April 11, 1994), subject to adjustment as provided in the Plan. If any Stock Grants granted under the Plan shall be redeemed pursuant to the terms of the Plan, the redeemed shares shall again be available for purposes of the Plan. If any Options granted under the Plan expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to expiration or termination shall again be available for the purposes of the Plan.*

     Section 5. Eligibility and Participation. Subject to the terms of the Plan, Stock Grants and Options may be granted only to Players that have entered into PGA Tour Players' Agreements and Advisory Council Agreements with the Company and that the Committee has selected from time to time in its sole discretion. A Player may be granted more than one Stock Grant or one Option under the Plan.

     Section 6. Effective Date of Plan. The Plan shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on April 11, 1994, or at any adjournment thereof. The shareholders shall be deemed to have approved and adopted the Plan only after it is approved and adopted by a majority of the shares present at a duly held meeting of the shareholders lawfully convened in the manner required by the laws of the State of Colorado.

     Section 7. Termination and Amendment of Plan. The Plan shall terminate on April 10, 2004. No Stock Grants or Options shall be granted under the Plan after that date. Subject to the limitation contained in
Section 9 of Part B, the Committee may at any time, and without the concurrence of the Players, amend or revise the terms of the Plan, including the form and substance of the Grants or Options to be used hereunder, provided that no amendment or revision shall (i) increase the maximum aggregate number of shares that may be sold, pursuant to Options granted under the Plan, except as permitted under Section 10 of Part B;
(ii) change the minimum purchase price for shares under the Plan; or (iii) permit the granting of a Stock Grant or Option to any person other than as provided in Section 5 of Part B.

     Section 8. Prior Stock Grants, Options and Obligations. No amendment, suspension or termination of the Plan shall, without the consent of the Player who has received a Stock Grant or an Option under the Plan or the Previous Plan, (i) deprive any Player of any vested interest in the shares allocated to such Player under any Stock Grant granted prior to that amendment, suspension or termination, or (ii) alter or impair any of that Player's options or obligations under any Stock Grant or Option granted prior to that amendment, suspension or termination.

     Section 9. Adjustments. If the outstanding shares of the Company's common stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Stock Grants and Options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option.

     Section 10. Reservation of Shares of Common Stock. During the term of the Plan, the Company will at all times reserve and keep available such number of shares of its common stock as shall be sufficient to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue shares of common stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance of the stock as to which the requisite authority shall not have been obtained.

     Section 11. No Waiver. No provision of the Plan may be waived except by a written instrument signed by the waiving party. A waiver of any restriction, limitation, condition, term or provision of the Plan or policy thereunder shall not be construed as waiver of any other term or provision.

     Section 12. Construction. Throughout the Plan, the singular shall include the plural; the plural shall include the singular; and the masculine and neuter shall include the feminine, wherever the context so requires.

     Section 13. Text to Control. The headings of paragraphs are included solely for convenience of reference. If any conflict between any heading and the text of the Plan exists, the text shall control.

     Section 14. Severability. If any provision of the Plan is declared by any arbitration tribunal or court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. Such remaining provisions shall be fully severable, and the Plan shall be construed and enforced as if such invalid provisions never had been inserted in the Plan.

     Section 15. Arbitration. Any controversy or claim arising out of or relating to the Plan, including the equity participation under the Plan, or the breach thereof, shall be settled by arbitration in Denver, Colorado and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     Section 16. Binding Effect. The Plan shall be binding upon the Players, their heirs, legal representatives, successors, and assigns.

     Section 17. No Trust. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Players. The Plan is intended to establish a nonqualified stock grant and stock option plan to be maintained by the Company primarily for the purpose of providing deferred compensation for a select group of consultants and independent contractors to the Company and is thereby not subject to the requirements of the Employee Retirement Income Security Act of 1974.

     Section 18. Rights of Players. Except as provided in the Plan, neither the Plan, the award of shares, nor other actions of the Company, with respect to the Plan, shall be construed as giving any legal or equitable right to any Player, or independent contractor of the Company against the Company, its shareholders or the officers, employees and other representatives of the Company. The Plan does not give any Player, or independent contractor any right to be retained in the employment of or provide services to the Company. The Company reserves the right to hire, retain and discharge any Player at any time with or without cause, as if the Plan had not been adopted, and any such discharged Player shall have only such rights or shares as may be specified in the Plan.

     Section 19. Restrictions. Players shall hold their shares subject to the restrictions, limitations, conditions, terms and other provisions of the Plan and of the stock certificate, and the restrictions applicable to such shares of stock under the federal securities laws. The Company may impose such other restrictions on the shares of stock allocated to Players as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended or other securities laws. It is contemplated by the Company that the income tax consequences to the Company and the Players under current law with respect to Stock Grants will be governed by section 83 of the Internal Revenue Code of 1986, as amended.

     Section 20. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Colorado.


                          PART C - STOCK OPTIONS


     Section 1. Applicability. The provisions of this Part C shall apply to Options granted pursuant to the Plan.

     Section 2.  Option Terms and Conditions.   The terms and conditions
of Options granted under the Plan may differ from one another as the Committee shall in its discretion determine so long as all Options granted under the Plan satisfy the requirements of the Plan.

     Section 3. Duration of Options. Each Option granted pursuant to the Plan shall expire on the date determined by the Committee which shall be not later than ten years after the date of grant. In addition, each Option shall be subject to early termination as provided in the Plan.

     Section 4. Option Price. The option price for shares acquired pursuant to the exercise of any Option, in whole or in part, shall be determined by the Committee at the time of the grant of the Option. Such option price may be less than the market price of the Company's Common Stock on the date of grant, but in no event shall the option price be less than fifty percent (50%) of the fair market value of the shares on the date of grant. The Committee shall make the determination as to the "fair market value" of shares of the Company's common stock under the Plan, provided that, if at the time the determination of fair market value is made, those shares are admitted to trading on a national securities exchange for which sale prices are regularly reported, the fair market value of those shares shall not be less than the lower of (i) the mean between the closing bid and asked prices reported for, or (ii) the last trade price of a 100-share lot of, the common stock on that exchange on the day or most recent trading day preceding the date on which the determination of fair market value is made. For purposes of the preceding sentence, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and over-the-counter market.

     Section 5. Exercise of Options. Each Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative, as determined by the Committee. No Option may be exercised for a fraction of a share of common stock. The option price shall be paid at the time of exercise of the Option (i) in cash or shares of the Company's common stock or a combination thereof. If permitted by the Committee, payment may also be made by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds attributable to the shares purchased needed to pay the exercise price. If any portion of the purchase price at the time of exercise is paid in shares of common stock, those shares shall be tendered at their then fair market value.

     Section 6. Acceleration of Options. Notwithstanding the first sentence of Section 4 of Part C of the Plan, if the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any Option granted pursuant to the Plan shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no Option shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the shareholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section 6 is not consummated, but rather is terminated, cancelled or expires, the Options granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

     Section 7. Written Notice Required. Any Option granted pursuant to the Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

     Section 8. Compliance with Securities Laws. Shares shall not be issued with respect to any Option granted under the Plan unless the exercise of that Option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Further, each Optionee shall consent to the imposition of a legend on the certificate representing the shares of common stock issued upon the exercise of the Option restricting their transferability as required by law, the Option, or by the Plan.

     Section 9. Retainer of Optionee. Each Optionee, if requested by the Committee, must agree in writing as a condition of the granting of his or her Option to remain as a consultant or independent contractor to the Company, following the date of the granting of that Option for a period or periods specified by the Committee, which period(s) shall in no event exceed an aggregate of four years. Nothing in the Plan or in any Option granted hereunder shall confer upon any Optionee any right to continued retainer by the Company or limit in any way the right of the Company at any time to terminate or alter the terms of that consulting or independent contractor arrangement.

     Section 10. Option Rights Upon Termination of Consultant or Independent Contractor Status. If an Optionee ceases to serve as a consultant or independent contractor of the Company, for any reason other than death or retirement, his or her Option shall immediately terminate; provided that the Committee may, in its discretion, allow the Option to remain exercisable (to the extent exercisable on the date of termination of retainer) for up to one additional year for each year of service to the Company by the Optionee (up to a maximum of five years after the date of termination), unless either the Option or the Plan provides otherwise for such earlier termination.

     Section 12. Option Rights Upon Death of Optionee. Except as otherwise limited by the Committee at the time of the grant of an Option, if an Optionee dies while he or she is a consultant or independent contractor of the Company, his or her Option shall remain exercisable for one year after the date of death, unless either the Option or the Plan otherwise provides for earlier termination. During such exercise period after death, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by laws of descent and distribution.

     Section 13. Options Not Transferable. Options granted pursuant to the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of an Optionee only by that Optionee or by his or her guardian or legal representative.

     Section 14. Adjustments to Number and Purchase Price of Optioned Shares. All Options granted pursuant to the Plan shall be adjusted in the manner prescribed by Section 9 of Part B of the Plan.

     Section 15. Reports to Shareholders. The Company shall furnish to each Optionee a copy of the annual report sent to the Company's shareholders. Upon written request, the Company shall furnish to each Optionee a copy of its most recent Form 10-K Annual Report to the Securities and Exchange Commission and each Form 10-Q or quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

     Section 16. Privileges of Stock Ownership. Notwithstanding the exercise of any Option granted pursuant to the terms of the Plan, no person shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon the exercise of his or her Option until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

     Section 17. Tax Withholding. The exercise of any Option is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the Option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.


                  PART D - STOCK PURCHASE AND REDEMPTION

     Section 1. Applicability. The provisions of this Part D shall apply to Stock Grants granted pursuant to the Plan.


     Section 2. Redemption by the Company. For the three year period commencing on the date of the Previous Plan, the Company shall have the right to redeem the shares awarded under the Advisory Council Agreements for the par value of such shares pursuant to the terms of those Agreements. Such right of redemption shall not apply with respect to shares awarded to PGA Tour Players.

     Section 3. Purchase by Company. After the Company's right of redemption expires, the Company may, but is not required to, purchase any shares of stock awarded to Players.

     Section 4. Award Upon Acquisition. If the Company is acquired for cash or securities and there are shares authorized under the Plan that have not been awarded to Players, such shares shall be awarded and allocated at that time by the Committee to employees of the Company with management responsibilities and consultants of the Company as shall be then determined by the Committee.

     Section 5. Voting Rights and Dividends. Notwithstanding the Company's right of redemption of shares acquired by Stock Grants, Players shall have all of the rights of a beneficial owner of shares in the Company, subject to the restrictions, limitations, conditions and other provisions of the Plan, including dividends, if any, paid to its shareholders.

     Section 6. Tax Withholding. Stock Grants are subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, such Stock Grants shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

The award of shares of stock, may be subject to taxation and tax withholding by the Player under federal or state law. The award of shares of stock may not be effected unless applicable tax withholding is paid for by the Player in a manner acceptable to the Company.

Adopted by the Board of Directors of the Company on February 25, 1994, as amended, and approved by the shareholders of the Company on April 11, 1994.

                                   CARLYLE GOLF, INC.

* The deletion of the last sentence of Part B, Section 4, was approved at the Annual Meeting of Shareholders on April 1, 1996. The sentence read as follows: The maximum number of shares subject to Stock Grants pursuant to the Plan, including all prior grants, is 407,600.*